EXHIBIT 99.1

Contact:	Bill Lackey Director, Investor Relations Corporate 310.615.1700 blackey3@csc.com	FOR IMMEDIATE RELEASE Moved On PR Newswire Date: February 10, 2009

Mike Dickerson Director, Media Relations Corporate 310.615.1647 mdickers@csc.com

CSC REPORTS SOLID THIRD QUARTER EARNINGS, IMPROVED
MARGINS AND STRONG FREE CASH FLOW PERFORMANCE

FALLS CHURCH, Va., Feb. 10 -- CSC (NYSE: CSC) today reported fiscal 2009 third quarter revenues of $3.95 billion with earnings per share for the quarter of $1.06 fully diluted. The company also reported year-to-date revenues of $12.6 billion, a 5% increase over the same period last year. Year-to-date earnings per share, fully diluted, were $4.80, including $2.43 from the IRS resolution reported in the second quarter (up 131% in reported earnings per share over the comparable period last year).

Highlights also include:
•	Net income of $161 million for the quarter; Operating income of $371 million, up 8% year-over-year;
•	Operating cash flow of $583 million for the quarter, bringing the year-to-date operating cash flow to $928 million, an increase of $430 million year-to-date;
•	Free cash flow of $333 million for the quarter, bringing year-to-date free cash flow to $170 million, a $544 million improvement over last year;
•	Pre-tax margin of 6.58 % for the quarter, representing an 18 basis point improvement year-over-year; and an operating margin of 9.4%, a 110 basis point improvement year-over-year.

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Commenting on the results, CSC Chairman, President and Chief Executive Officer Michael W. Laphen said, “We are pleased with our progress in the third quarter.
These results reflect the company’s intensified focus on financial discipline, cost control and cash management.  CSC continues to execute on its strategic initiatives and is well positioned to take advantage of emerging opportunities in an otherwise unsettled and difficult economic environment.”

New Business Awards
New business awards for the third quarter totaled almost $2.7 billion across CSC’s three lines of business. These awards were comprised of approximately $1.2 billion from North American Public Sector (NPS), $1.2 billion from Business Solutions & Services (BS&S) and $327 million for Global Outsourcing Services (GOS).  Awards for the first nine months of fiscal 2009 were up for all three lines of business, totaling approximately $12.7 billion, up 21% over last year’s comparable period.

Performance by Lines of Business and Industry Verticals
Lines of Business
Overall CSC’s quarterly revenue declined 5% (up 2% in constant currency) with varying results in the company’s three lines of business: Business Solutions & Services, Global Outsourcing Services and the North American Public Sector.
BS&S quarterly revenue was $1.01 billion, essentially flat compared with last year’s $1.03 billion (up 7% in constant currency).
GOS posted a third quarter revenue total of $1.49 billion, down 13% (down 3% in constant currency) from $1.72 billion a year ago.  The company attributed the GOS revenue decline to deferral of contract decisions and the negative impact of currency fluctuations.
            NPS revenue for the third quarter increased 3% to $1.48 billion from $1.44 billion for last year’s comparable quarter.

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CSC - Page 3	February 10, 2009

Industry Verticals
The company’s quarterly revenue growth by industry group was mixed.   Healthcare was up 17%, and the Public Sector increased 2%, while the remaining four industry verticals declined from 10% to 16% due primarily to the difficult discretionary spending environment and the impact of currency fluctuations in the quarter. In constant currency, quarterly revenue growth for the six industry verticals ranged from -7% to 29%, equating to a net consolidated revenue growth of 2% year-over-year.

Business Outlook
“Notwithstanding the challenging macroeconomic environment, including widespread currency volatility, CSC remains well positioned to assist both public and private sector clients in addressing the realities of the global economic environment, including efficiency demands, pressure on profitability and increased regulation,” said Laphen.  “Our broad services portfolio allows us to focus on these growth opportunities while we continue to deliver high-value solutions to our existing customers.”

Guidance
As previously mentioned, there are a number of factors affecting the company’s ability to forecast fourth quarter revenue and earnings performance, including uncertainty in the macroeconomic environment, continued volatility in the currency exchange rates and the fact that CSC is currently undergoing tax examinations in a number of state and international tax jurisdictions. In light of these factors, the company currently anticipates full-year revenue of approximately $16.8 billion and earnings per share of approximately $6.30, which is at the low end of previous guidance.
As announced in the company’s press release dated Jan. 20, 2009, a teleconference will be held today at 5 p.m. EST to discuss third quarter results.  This teleconference can be accessed at www.csc.com/investorrelations, in a listen-only mode, and slides will also be available at this site immediately prior to the call.

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CSC - Page 4	February 10, 2009

Non-GAAP Measures
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release non-GAAP information which management believes provides useful information to investors, including: operating income, operating margin and free cash flow.  A reconciliation of the adjustments to GAAP results for this quarter and prior periods, as well as the rationale for management’s use of non-GAAP measures, is included in the tables below.

About CSC
CSC is a global leader in providing technology-enabled solutions and services through three primary lines of business. These include Business Solutions & Services, Global Outsourcing Services and the North American Public Sector. CSC’s advanced capabilities include systems design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting. Headquartered in Falls Church, Va., CSC has approximately 92,000 employees and reported revenue of $17.1 billion for the 12 months ended Jan. 2, 2009. For more information, visit the company’s Web site at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements represent the company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the company’s control.  These factors could cause actual results to differ materially from such forward-looking statements.  For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 28, 2008 and any updating information in

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subsequent  SEC filings.  The company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

Note to Analysts and Editors: Please see attached tables.

CSC - Page 6		February 10, 2009

Revenues by Segment
(unaudited)

	Third Quarter Ended
	Jan. 2,	Dec. 28,	% of Total
(In millions)	2009	2007	Fiscal 2009	Fiscal 2008
BS&S – Consulting	$457.3	$444.1	12%	11%
BS&S – Financial Services Sector	237.0	248.0	6	6
BS&S – Other	318.7	340.4	8	8
Business Solutions & Services	1,013.0	1,032.5	26	25
Global Outsourcing Services	1,487.2	1,718.1	38	41
Department of Defense	1,069.1	970.1	27	24
Civil agencies	373.3	419.6	10	10
Other (1)	33.7	45.3	1	1
North American Public Sector	1,476.1	1,435.0	37	35
Eliminations	(23.9)	(25.6)	(1)	(1)
	$3,952.4	$4,160.0	100%	100%

	Nine Months Ended
	Jan. 2,	Dec. 28,	% of Total
(In millions)	2009	2007	Fiscal 2009	Fiscal 2008
BS&S – Consulting	$1,477.0	$1,243.8	12%	11%
BS&S – Financial Services Sector	746.5	760.4	6	6
BS&S – Other	1,049.9	874.4	8	7
Business Solutions & Services	3,273.4	2,878.6	26	24
Global Outsourcing Services	4,969.1	4,908.6	39	41
Department of Defense	3,130.3	2,882.1	25	24
Civil agencies	1,217.0	1,292.3	10	11
Other (1)	116.4	131.3	1	1
North American Public Sector	4,463.7	4,305.7	36	36
Eliminations	(78.0)	(77.8)	(1)	(1)
	$12,628.2	$12,015.1	100%	100%

(1)	Other revenues consist of state, local and foreign government as well as commercial contracts performed by the North American Public reporting segment.

CSC - Page 7	February 10, 2009

Consolidated Statements of Income
(preliminary unaudited)

	Third Quarter Ended		Nine Months Ended
	Jan. 2,	Dec. 28,	Jan. 2,	Dec. 28,
(In millions except per-share amounts)	2009	2007	2009	2007
Revenues	$3,952.4	$4,160.0	$12,628.2	$12,015.1

Costs of services (excludes depreciation and amortization)	3,083.4	3,301.6	10,091.4	9,653.5
Selling, general and administrative	261.2	240.2	824.0	721.9
Depreciation and amortization	282.2	307.1	911.5	878.3
Interest expense	68.7	51.1	191.4	129.1
Interest income	(12.1)	(7.5)	(30.7)	(25.8)
Special items		17.5		92.4
Other (income) expense	8.9	(16.3)	22.0	(41.9)

Total costs and expenses	3,692.3	3,893.7	12,009.6	11,407.5

Income before taxes	260.1	266.3	618.6	607.6
Taxes on income	99.5	87.3	(114.3)	244.7

Net income	$160.6	$179.0	$732.9	$362.9

Basic	$1.06	$1.07	$4.84	$2.12

Diluted	$1.06	$1.05	$4.80	$2.08

Average common shares outstanding for:
Basic EPS	151.485	166.826	151.352	170.907
Diluted EPS	151.857	169.793	152.619	174.240

CSC - Page 8	February 10, 2009

Selected Balance Sheet Data
(preliminary unaudited)

	Jan. 2,	Mar. 28,
(In millions)	2009	2008
Assets
Cash and cash equivalents	$1,673.1	$698.9
Receivables	4,061.3	4,564.7
Prepaid expenses and other current assets	1,687.5	1,764.5
Total current assets	7,421.9	7,028.1

Property and equipment, net	2,419.2	2,764.6
Outsourcing contract costs, net	727.8	925.4
Software, net	480.5	527.4
Goodwill, net	3,852.4	3,975.2
Other assets	551.4	659.0
Total assets	$15,453.2	$15,879.7

Liabilities
Short-term debt and current maturities of long-term debt	$257.6	$838.4
Accounts payable	415.9	798.1
Accrued payroll and related costs	747.7	926.6
Other accrued expenses	1,420.2	1,638.7
Deferred revenue	830.6	1,078.5
Income taxes payable and deferred income taxes	330.4	414.9
Total current liabilities	4,002.4	5,695.2

Long-term debt, net	4,158.0	2,635.3
Income tax liabilities	846.7	1,235.6
Other long-term liabilities	770.9	851.8

Stockholders' Equity	5,675.2	5,461.8

Total liabilities and stockholders' equity	$15,453.2	$15,879.7

Debt as a percentage of total capitalization	43.8%	38.9%

CSC - Page 9	February 10, 2009

Consolidated Statements of Cash Flows
(preliminary unaudited)
	Nine Months Ended
	Jan. 2,	Dec. 28,
(In millions)	2009	2007
Cash flows from operating activities:
Net income	$732.9	$362.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization and other non-cash charges	986.9	964.4
Stock based compensation	47.2	47.7
Provision for losses on accounts receivable	20.3	2.0
Foreign currency exchange loss	93.0	(19.8)
Gain on dispositions, net of taxes	(2.0)	(6.3)
Changes in assets and liabilities, net of effects of acquisitions:
Increase in assets	(124.7)	(639.1)
Decrease in liabilities	(825.2)	(213.3)

Net cash provided by (used in) operating activities	928.4	498.5

Investing activities:
Purchases of property and equipment	(556.7)	(644.2)
Outsourcing contracts	(114.2)	(87.7)
Acquisitions	(100.3)	(1,315.6)
Software	(129.2)	(129.6)
Other investing cash flows	62.1	18.0

Net cash used in investing activities	(838.3)	(2,159.1)

Cash flows from financing activities:
Net (repayments) borrowings of commercial paper, net	(263.4)	205.1
Borrowings under lines of credit	1,646.8	456.6
Repayments on lines of credit	(119.4)	(472.2)
Principal payments on long-term debt	(323.7)	(29.3)
Proceeds from debt issuance		1,400.0
Proceeds from stock options, and other common stock transactions	12.4	82.4
Repurchase of common stock, net of settlement	(3.6)	(474.9)
Excess tax benefit from stock-based compensation	1.3	10.6
Other financing cash flows	2.2	1.8

Net cash provided by financing activities	952.6	1,180.1

Effect of exchange rate changes on cash and cash equivalents	(68.5)	19.5

Net increase (decrease) in cash and cash equivalents	974.2	(461.0)
Cash and cash equivalents at beginning of year	698.9	1,050.1

Cash and cash equivalents at end of period	$1,673.1	$589.1

CSC - Page 10	February 10, 2009

Non-GAAP Financial Measures

The following tables reconcile operating income and free cash flow to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations as they provide another measure of the Company’s profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses operating income to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between operating income and reported earnings.

GAAP Reconciliations
(In millions)

Operating Income (preliminary and unaudited)	Third Quarter Ended		Nine Months Ended
	Jan. 2,	Dec. 28,	Jan. 2,	Dec. 28,
	2009	2007	2009	2007
Operating income	$371.0	$345.0	$935.1	$867.5
Minority interest expense	(1.8)	(3.4)	(7.1)	(10.1)
Equity earnings	3.1	4.1	12.8	12.6
Corporate G&A	(46.7)	(34.6)	(139.5)	(108.6)
Interest expense	(68.7)	(51.1)	(191.4)	(129.1)
Interest income	12.1	7.5	30.7	25.8
Special items		(17.5)		(92.4)
Other expense (income)	(8.9)	16.3	(22.0)	41.9
Income before taxes	260.1	266.3	618.6	607.6
Taxes on income	99.5	87.3	(114.3)	244.7
Net income	$160.6	$179.0	$732.9	$362.9

Free Cash Flow (preliminary unaudited)	Third Quarter Ended		Nine Months Ended
	Jan. 2,	Dec. 28,	Jan. 2,	Dec. 28,
	2009	2007	2009	2007
Free cash flow	$333.0	$301.8	$170.2	$(374.2)
Net cash used in investing activities	281.5	278.7	838.3	2,159.1
Acquisitions, net of cash acquired	(37.5)	-	(100.3)	(1,315.6)
Capital lease payments	6.4	9.7	20.2	29.2
Net cash provided by (used in) operating activities	$583.4	$590.2	$928.4	$498.5
Net cash used in investing activities	$(281.5)	$(278.7)	$(838.3)	$(2,159.1)
Net cash (used in) provided by financing activities	$665.3	$(212.9)	$952.6	$1,180.1
Operating income	$371.0	$345.0	$935.1	$867.5
Operating margin	9.39	8.29	7.40	7.22
Pre-tax margin	6.58	6.40	4.90	5.06

Note:
Capital lease payments and proceeds from the sale of property and equipment (included in investing activities) are included in the calculation of free cash flow.
Operating margin:  Operating income as a percentage of revenue.
Pre-tax margin: Income before tax as a percentage of revenue.

CSC - Page 11	February 10, 2009

Non-GAAP Financial Measures (continued)

Earnings per Share Reconciliation (preliminary unaudited)

The following table is presented to illustrate the impact of the special items on earnings per share.  It also provides a reconciliation of the earnings per share amount relating to earnings per share for continuing operations.  The earnings per share amounts presented below include non-GAAP measures.  This table should be read in conjunction with the Consolidated Statements of Income within this release on which the GAAP earnings per share measures are presented.  Earnings per share before special items provides a basis for comparing current operating performance to past and future operating performance.  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses earnings before special items to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of earnings before special items (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between earnings before special items and reported earnings.

	Third Quarter Ended
	January 2, 2009		December 28, 2007
	Amount	EPS (diluted)	Amount	EPS (diluted)
Net income and EPS (diluted), as reported	$160.6	$1.06	$179.0	$1.05

Income from total operations	160.6	1.06	179.0	1.05
Add back: Special items			9.9	0.06
Income from continuing operations before special items	$160.6	$1.06	$188.9	$1.11

Average common shares outstanding for diluted EPS		151.857		169.793

	Nine Months Ended
	January 2, 2009		December 28, 2007
	Amount	EPS (diluted)	Amount	EPS (diluted)
Net income and EPS (diluted), as reported	$732.9	$4.80	$362.9	$2.08

Income from total operations	732.9	4.80	362.9	2.08
Add back: Special items			62.7	0.36
Income from continuing operations before special items	$732.9	$4.80	$425.6	$2.44

Average common shares outstanding for diluted EPS		152.619		174.240

Notes:     All amounts are net of taxes.
Amounts are in millions except per-share amounts.